UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 20, 2007

Date of Report (Date of Earliest Event Reported)
BUSINESS OBJECTS S.A.
(Exact name of Registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
157-159 Rue Anatole France, 92300 Levallois-Perret, France

(Address of principal executive offices)
(408) 953-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On April 20, 2007, Business Objects S.A. (the “Company”) entered into Share Purchase Agreement (the “Purchase Agreement”) with Sistecar S.A.S., a French société par actions simplifiée (the “Holding Company”), and other parties listed therein (together with the Holding Company, the “Sellers”). The Purchase Agreement provides that, upon terms and subject to the conditions set forth in the Purchase Agreement, the Company will acquire all the outstanding share capital of the Holding Company in order to acquire Cartesis S.A. (“Cartesis”) for approximately € 225 million (or approximately $300 million), of which a maximum of € 33 million (or approximately $44 million) will be subject to an escrow for a period of eighteen months following the closing. A separate escrow of €17 million (or approximately $22.7 million) will be established for a period of 60 days following the closing which the Company will be able to access if it is unable to complete a dissolution without liquidation of the acquired companies.
     The completion of the acquisition is subject to satisfaction of customary closing conditions, including, among others, (i) the absence of any legal restraint or prohibition preventing the consummation of the acquisition; (ii) the procurement of all necessary anti-trust clearances; and (iii) the receipt by the Company of all consents and certifications necessary to complete the acquisition. There can be no assurance that the closing conditions set forth in the Purchase Agreement will be satisfied or waived.
     The Purchase Agreement contains representations and warranties of the Sellers, and covenants that are customary for agreements of this type, including, among others, covenants by the Sellers (i) to conduct the business in the ordinary course consistent with past practice during the period between execution of the Purchase Agreement and the closing of the transaction; (ii) not to engage in certain kinds of transactions during such period; and (iii) not to solicit proposals relating to alternative business combination transactions.
     The foregoing description of certain terms of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed with our next quarterly report on Form 10-Q.
Item 8.01 Other Events.
     On April 23, 2007, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered an agreement to acquire Cartesis. The press release is incorporated herein by reference. The management teams of both companies will host a financial analyst, investor, and media conference call at 5:00 a.m. PDT (2:00 p.m. in Paris on Monday April 23, 2007). The call can be accessed at 800-399-7988 in North America, or +706-634-5428 internationally – using conference ID 6617358. The conference call will also be webcast at http://www.businessobjects.com/. For those unable to listen to the live conference call, a telephone replay will be available at 800-642-1687 or +706-645-9291, for two weeks following the call.
     A copy of presentation slides concerning the acquisition of Cartesis are attached hereto as Exhibit 99.2. The slides are incorporated herein by reference. The slides are also available on the Company’s investor relations web page at www.businessobjects.com.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated April 23, 2007.

99.2	Presentation slides relating to acquisition of Cartesis, S.A.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 23, 2007

BUSINESS OBJECTS S.A.
By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer and Senior Group Vice President

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Business Objects S.A. dated April 23, 2007.

99.2	Presentation slides relating to acquisition of Cartesis, S.A.